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Exhibit 10.27

LIQUIDITY SERVICES, INC.
2006 OMNIBUS LONG-TERM INCENTIVE PLAN
FORM OF NOTICE OF RESTRICTED STOCK GRANT

        Unless otherwise defined herein, capitalized terms used in this Notice of Restricted Stock Grant ("Notice of Grant") have the meaning set forth in the Liquidity Services, Inc., 2006 Omnibus Long-Term Incentive Plan (the "Plan").

        FOR GOOD AND VALUABLE CONSIDERATION, Liquidity Services, Inc. (the "Company"), hereby grants to Grantee named below the number of shares of restricted common stock (the "Restricted Stock") specified below (the "Award"), upon the terms and subject to the conditions set forth in this Notice of Grant, the Plan and the Standard Terms and Conditions attached hereto (the "Standard Terms and Conditions") adopted under such Plan and provided to Grantee, each as amended from time to time. Each share of Restricted Stock is subject to the conditions set forth in this Notice of Grant, the Plan and the Standard Terms and Conditions. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Grantee:
Grant Date:
Number of shares of Restricted Stock:
Vesting Schedule/Period of Restriction:	The Period of Restriction with respect to the Restricted Stock subject to this Award shall expire as follows, subject to Grantee's continuing to serve as Service Provider through the applicable date:
The Period of Restriction shall expire with respect to % of the shares of Restricted Stock subject to this Award on the date that is from the Grant Date.
In the event of a Corporate Transaction, Section 17.3 of the Plan shall determine the impact of the Corporate Transaction on this Award.

        By accepting this Notice of Grant, Grantee acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Notice of Grant, the Plan and the Standard Terms and Conditions.

LIQUIDITY SERVICES, INC.
Grantee Signature
By
Address (please print):
Title:

LIQUIDITY SERVICES, INC.
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK

        These Standard Terms and Conditions apply to any Award of restricted common stock (the "Restricted Stock") granted to an employee of the Company under the Liquidity Services, Inc., 2006 Omnibus Long-Term Incentive (the "Plan"), which are evidenced by a Notice of Grant or an action of the Committee that specifically refers to these Standard Terms and Conditions.

1.
TERMS OF RESTRICTED STOCK

  Liquidity Services, Inc., a Delaware corporation (the "Company"), has granted to the Grantee named in the Notice of Grant provided to said Grantee herewith (the "Notice of Grant") an award of a number of shares of Restricted Stock (the "Award") of the Company's common stock, $0.001 par value per share specified in the Notice of Grant. The Award is subject to the terms and conditions set forth in the Notice of Grant, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Notice of Grant, any reference to the Company shall, unless the context requires otherwise, include a reference to any Subsidiary, as such term is defined in the Plan.

2.
RESTRICTED SHARE VESTING

  The Restricted Stock are subject to forfeiture and may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of (collectively, "Transferred") until the expiration of a "Period of Restriction" specified in the Notice of Grant. Except as otherwise provided herein, the Period of Restriction shall expire on each of the dates set forth in the Notice of Grant as long as the Grantee remains a Service Provider to the Company on the applicable date.

  Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, if the Grantee's Service terminates for any reason, any Restricted Stock held by the Grantee for which the Period of Restriction has not then expired shall be forfeited and canceled as of the date of such termination of Service.

3.
GRANTEE'S RIGHTS WITH RESPECT TO RESTRICTED STOCK

A.
Rights as Stockholder.    The Grantee shall have the right to vote the Restricted Stock and shall have the right to receive dividends or equivalent payments during the Period of Restriction. Any securities issued to or received by the Grantee with respect to Restricted Stock shall have the same status and be subject to the same restrictions (including forfeiture) as the Restricted Stock such securities are issued for.

B.
Legend.    The Restricted Stock shall be registered in the Grantee's name on the Grant Date through a book entry credit in the records of the Company's transfer agent, but shall be recorded as restricted Stock until the expiration of the Period of Restriction. Upon the expiration of the Period of Restriction with respect to any Restricted Stock, the Company shall instruct its transfer agent to record such Stock as unrestricted. In the event any stock certificates are issued in respect of the Restricted Stock during the Period of Restriction, such certificates shall bear a restrictive legend determined by the Committee until the expiration of the Period of Restriction with respect to such Stock.

4.
CORPORATE TRANSACTION

  In the event of a Corporate Transaction, Section 17.3 of the Plan shall determine the impact of the Corporate Transaction on this Award.

5.
RESTRICTIONS ON RESALES OF STOCK

  The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the

  Grantee of any Restricted Stock, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.
INCOME TAXES

  The Company shall not instruct the transfer agent to remove the restrictions applicable to any Restricted Stock at the expiration of the Period of Restriction unless and until the Grantee has made arrangements satisfactory to the Committee to satisfy applicable withholding tax obligations. The Company shall have the right to deduct any taxes required to be withheld by law from any amounts paid by it to the Grantee.

7.
THE PLAN AND OTHER AGREEMENTS

  In addition to these Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Certain capitalized terms not otherwise defined herein are defined in the Plan. In the event of a conflict between the terms and conditions of these Standard Terms and Condition and the Plan, the Plan controls.

  Subject to the next paragraph, the Notice of Grant, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Grantee and the Company regarding the Award, and any prior agreements, commitments or negotiations concerning the Award are superseded.

8.
NOT A CONTRACT FOR EMPLOYMENT.

  Nothing in the Plan, in the Notice of Grant, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Grantee any right to continue in the Company's employ or service nor limit in any way the Company's right to terminate the Grantee's employment at any time for any reason.

9.
SEVERABILITY.

  In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

10.
HEADINGS.

  The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

11.
FURTHER ASSURANCES.

  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

12.
BINDING EFFECT.

  These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

13.
ELECTRONIC DELIVERY

  By executing the Notice of Grant, the Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock via Company web site or other electronic delivery.

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  Exhibit 10.27